HONDO OIL & GAS COMPANY
                              1993 STOCK INCENTIVE PLAN




     I. THE PLAN

        1.1  Purpose

             The purpose of this Plan is to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company and certain other eligible persons by providing incentives related to equity interests in and the financial performance of the Company. In addition, the purpose of the Plan is to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Article VI. Capitalized terms are defined in Article V.

        1.2  Administration and Authorization; Power and Procedure.

             (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

             (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

             (i) to determine from among those persons eligible the particular Eligible Employees who will receive any Awards;

             (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable, or determine that no delayed exercisability is required, and establish the events of termination of such Awards;

             (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Eligible Employees);

             (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Employees under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

             (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 4.6;

             (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards (including, without limitation, in the event of termination of employment, death, a change in control,

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        reorganization or other circumstances deemed appropriate by the
        Committee) within the maximum five-year term of Awards under Section 1.6; and

             (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     Notwithstanding the foregoing, the provisions of Article VI relating to Non-Employee Director Awards shall be automatic and, to the maximum extent possible, self-effectuating, and the discretion of the Committee shall not extend to such Awards in any manner that would be impermissible under Rule 16b-3(c)(2).

             (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

             (d)  Reliance on Experts.   In making any determination or in
     taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

             (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

        1.3  Participation.

             Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine, subject to the limitations of Section 1.4. Non-Employee Directors shall not be eligible to receive any Awards except for Non-Qualified Stock Options granted automatically without action of the Committee under the provisions of
     Article VI.

        1.4  Shares Available for Awards.

             Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

             (a) Number of Shares; Individual Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 305,000 shares, and the maximum number of shares of Common Stock that may be delivered under the

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     provisions of Article VI shall not exceed 45,000 shares, in each case subject to adjustments contemplated by Section 4.2. The maximum number of shares of Common Stock which may be delivered pursuant to Awards granted during any one-year period to any individual Eligible Employee under this Plan shall not exceed 100,000, subject to adjustments contemplated by
     Section 4.2.

             (b) Calculation of Available Shares and Replenishment. Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any option or other right to acquire shares of Common Stock under an Award shall expire or be cancelled or terminated without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If a Stock Appreciation Right or similar right is exercised, the number of shares of Common Stock to which such exercise relates under the applicable Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds shares of Common Stock pursuant to Section 4.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 4.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan.

        1.5  Grant of Awards.

             Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, and the price (if any) to be paid for the shares or the Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

        1.6  Award Period.

             Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but not later than five (5) years after the Award Date.

        1.7  Limitations on Exercise and Vesting of Awards.

             (a)  Provisions for Exercise.

             No Award shall be exercisable until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

             (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Eligible Employee, together with any required payment made in accordance with Section 2.2.

             (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities, or

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     other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

        1.8  Acceptance of Notes to Finance Exercise.

             The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

             (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

             (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five (5) years.

             (c) The note shall provide for full recourse to the Eligible Employee and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

             (d) If the employment of the Eligible Employee terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Eligible Employee to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Eligible Employee subsequent to such termination.

             (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

             (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

             1.9 No Transferability. Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or registered only in the name of), the Eligible Employee or, if the Eligible Employee has died, the Eligible Employee's Beneficiary or, if the Participant has suffered a Disability, the Eligible Employee's Personal Representative, if any, or if there is none, the Eligible Employee, or (to the extent, if any, permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish in the Award Agreement or by amendment thereto. Other than by will or the laws of descent and distribution or pursuant such other exceptions to transfer restrictions under Rule 16b-3 and applicable law as may hereafter be so authorized (and, in the case of an Incentive Stock

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     Option, consistent therewith), no right or benefit under this Plan or any
     Award shall be transferrable by the Eligible Employee or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver any cash or shares of Common Stock issuable on exercise of an Award in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes. The restrictions set forth herein shall not apply to shares actually issued on exercise of Awards, except as to the extent required by Section 4.4 or by the Committee in the Award Agreement.


     II.     OPTIONS.

        2.1  Grants.

             One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, and such intent shall be indicated in the applicable Award Agreement.

        2.2  Option Price.

             (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but shall not be less than 100% (110% in the case of an Incentive Stock Option granted to an Eligible Employee who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant.

             (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Eligible Employee consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Eligible Employee, provided, however, that the Committee may in its absolute discretion limit the Eligible Employee's ability to exercise an Award by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

        2.3  Limitations on Grant and Terms of Incentive Stock Options.

             (a) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Eligible Employee in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options shall be
     treated as nonqualified stock options.   For this purpose, the "fair market
     value" of the stock subject to options shall be determined as of the date

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     the options were awarded.  In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

             (b) Option Period. Each Option and all rights thereunder shall expire no later than five (5) years after the Award Date.

             (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

        2.4 Option Repricing/Cancellation and Regrant/Waiver of Restrictions.

             Subject to Section 1.4 and Section 4.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. Notwithstanding the preceding sentence, if the exercise or purchase price of an Award is reduced by amendment, such price shall not be less than the Fair Market Value of the shares subject to the Award on the date of such amendment.


     III.    LIMITED STOCK APPRECIATION RIGHTS.

        3.1  Grants.

             In its discretion, the Committee may grant Stock Appreciation Rights to any Eligible Employee either concurrently with the grant of an Option or in respect of an outstanding Option, in whole or in part. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the Eligible Employee otherwise agrees.

        3.2  Exercise of Stock Appreciation Rights.

             (a) Exercisability. The exercisability provisions of a Stock Appreciation Right shall be subject to Section 3.4. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right shall be exercisable at such time or times, and to the extent, that the related Option shall be exercisable.



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             (b)  Effect on Available Shares.  In the event that a Stock
     Appreciation Right is exercised, the number of shares of Common Stock subject to a related Option shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Eligible Employee shall also be reduced by such number of shares.

        3.3  Payment.

             (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of any related Award, the Eligible Employee shall be entitled to receive payment of an amount determined by multiplying

                  (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

                  (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

             (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

        3.4  Limited Stock Appreciation Rights.

             Stock Appreciation Rights shall be exercisable only upon or in respect of one or more specified event, (including but not limited to a change in control), shall relate to or operate in tandem with or substitution for Options, may be payable in cash or in shares of equivalent value on the date of exercise, and shall be exercisable only at a specified time or during a specified period not more than six months and 10 days before, after or including such event.


     IV.     OTHER PROVISIONS.

        4.1  Rights of Eligible Employees and Beneficiaries.

             (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

             (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon

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     any Eligible Employee any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

             (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Eligible Employee, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Eligible Employee, Beneficiary or other person. To the extent that an Eligible Employee, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        4.2  Adjustments; Acceleration.

             (a) Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this
     Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the corporation upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto.



                                          8






             (b) Acceleration of Awards Upon Change in Control. As to any Eligible Employee, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event each Option and Stock Appreciation Right shall become immediately exercisable; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. The Committee may override the limitations on acceleration in this Section 4.2(b) by express provision in the Award Agreement and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

             (c) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan (other than under Article VI) has been fully accelerated as permitted by Section 4.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 4.2(a) that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 4.2(a) that results in a Change of Control approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

        4.3  Effect of Termination of Employment.

             The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

        4.4  Compliance with Laws.

             This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

        4.5  Tax Withholding.

             (a) Cash or Shares. Upon any exercise or payment of any Award, the Company shall have the right at its option to (i) require the Eligible Employee (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may

                                          9






     be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Eligible Employee the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

             (b) Tax Loans. The Company may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

        4.6  Plan Amendment, Termination and Suspension.

             (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

             (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Eligible Employees under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

             (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of an Eligible Employee, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Eligible Employee, his or her rights and benefits under an Award.

             (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Eligible Employee, affect in any manner materially adverse to the Participant any rights or benefits of the Eligible Employee or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6.


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        4.7  Privileges of Stock Ownership.

             Except as otherwise expressly authorized by the Committee or this Plan, an Eligible Employee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery.

        4.8  Effective Date of the Plan.

             This Plan shall be effective as of November 15, 1993, the date of Board approval, subject to shareholder approval within 12 months thereafter.

        4.9  Term of the Plan.

             No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

        4.10 Governing Law/Construction/Severability.

             (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

             (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

             (c) Plan Construction. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

        4.11 Captions.

             Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        4.12 Effect of Change of Subsidiary Status.

             For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

        4.13 Non-Exclusivity of Plan.

             Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.


     V. DEFINITIONS.

        5.1  Definitions.

             (a) "Award" shall mean an award of any Option or Stock Appreciation Right, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

             (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

             (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under
     Article VI, the applicable dates set forth therein.

             (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

             (e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

             (f)  "Board" shall mean the Board of Directors of the Corporation.


             (g)  "Change in Control Event" shall mean any of the following:

                  (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

                  (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization but taking into consideration securities of the other parties to such reorganization held by such record holders);

                  (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

                  (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person having beneficial ownership of the securities of the Corporation at the time of adoption of this Plan or an affiliate of such person, or any successor, heir, descendent or related party of or to any of them) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

             (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (i)  "Commission" shall mean the Securities and Exchange
     Commission.

             (j) "Committee" shall mean the entire Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two directors or such greater number of directors as may be required under Rule 16b-3 or applicable law, each of whom, during such time as one or more Eligible Employees may be subject to Section 16 of the Exchange Act, shall unless the Board otherwise provides be Disinterested.

             (k) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section
     4.2 of this Plan.

             (l) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

             (m) "Corporation" shall mean Hondo Oil & Gas Company, a Delaware corporation, and its successors.

             (n) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

             (o) "Eligible Employee" shall mean an officer (whether or not a director) or key executive, administrative, managerial, production, marketing or sales employee of the Company, or any Other Eligible Person.

             (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

             (r) "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;
     (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

             (s) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

             (t) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

             (u) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company or any holder of more than 10 percent of the Common Stock of the Corporation.

             (v) "Option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option. Options granted under Article VI shall be Nonqualified Stock Options.

             (w) "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs substantial services for the Company of a nature similar to those performed by key employees and who would not compromise the Corporation's ability to register the shares on Form S-8, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Director be selected as an Other Eligible Person.

             (x) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Eligible Employee, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Eligible Employee.

             (y)  "Plan" shall mean this 1993 Stock Incentive Plan.

             (z) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time but subject to any applicable transition rules.

             (aa) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

             (bb) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

             (cc) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

             (dd) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

             (ee) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and (except in the case of a Non-Employee Director) such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

     VI.  NON-EMPLOYEE DIRECTOR OPTIONS.

        6.1  Participation.

             Awards under this Article VI shall be made only to Non-Employee Directors.

        6.2  Option Grants.

             (a) Time of Award. Persons who are Non-Employee Directors in office on November 15, 1993 shall be granted, subject to approval of this Plan by the shareholders of the Corporation, without further corporate action an Option to purchase 15,000 shares of Common Stock at $7.50 per share, subject to adjustment as set forth in the form of Award Agreement attached hereto as Exhibit A. After November 15, 1993 and subject to the approval of this Plan by the shareholders of the Corporation, if any person who is not then an officer or employee of the Company shall become an eligible Non-Employee Director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 15,000 shares of Common Stock.

             (b) Maximum Number of Awards. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 6.2.




        6.3  Option Price.

             The purchase price per share of the Common Stock covered by each Option granted after November 15, 1993 pursuant to Section 6.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date.

        6.4  Option Period and Exercisability.

             Each Option granted under this Article VI and all rights or obligations thereunder shall commence on the Award Date and expire five years thereafter and shall be subject to earlier termination as provided below. Each Option granted under Section 6.2 shall become exercisable in two equal installments commencing six months and eighteen months after the Award Date. Each person granted an option hereunder shall exercise and deliver to the Corporation an agreement in such form, duly completed by an officer of the Corporation.

        6.5  Other Option Terms.

             Other terms, conditions, and provisions of the Options granted pursuant to Section 6.2 hereof are set forth in the form of Non-Employee Director Award Agreement which is attached hereto as Exhibit A and incorporated herein by this reference.

        6.6  Limitation on Amendments.

             The provisions of this Article VI shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

                                      EXHIBIT A

                               HONDO OIL & GAS COMPANY
                                 NONEMPLOYEE DIRECTOR
                         NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT dated as of the ___ day of ______________, 199_, between Hondo Oil & Gas Company, a Delaware corporation (the "Corporation"), and "Director").


                                 W I T N E S S E T H


     WHEREAS, the Corporation has granted to the Director effective as of the __ day of _________, 199_ (the "Award Date") a nonqualified stock option to purchase all or any part of 15,000 authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Corporation upon the terms and conditions set forth herein and under the terms of Article VI of the Hondo Oil & Gas Company 1993 Stock Incentive Plan (the "Plan").

     NOW, THEREFORE, in consideration of services rendered and to be rendered by the Director, the parties agree as follows:

     1. Grant of Option. This Agreement evidences the Corporation's grant to the Director of the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of 15,000 shares of the Common Stock at the price of $ ____ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the fifth anniversary of the Award Date (the "Expiration Date"). Such price is not less than the fair market value of the Common Stock as of the Award Date.

     2. Exercisability of Option. The Option shall become exercisable in installments as to 50% of the aggregate number of shares set forth in
     Section 1 hereof (subject to adjustment) on and after _______, 199_(1) and as to the remaining 50% of such aggregate number of shares (subject to adjustment) on ______, 199_.(2) To such extent the Option may be exercised, in whole or in part, from time to time, until its expiration or earlier termination.

     To the extent the Director does not in any period purchase all or any part of the shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.
     ___________________

       (1)     (Insert date which is 6 months after Award Date)

       (2)     (Insert date which is 18 months after Award Date)

     3. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made

          (a)  in cash or by check payable to the order of the Corporation;

          (b) by exchange of Common Stock of the Corporation, then having been owned by the Director for at least six months, having a then fair market value (as determined by the Board) equal to such purchase price; or

          (c) in any combination of the consideration permitted by the foregoing subsections;

     subject to such further limitations, rules and procedures as the Committee may from time to time establish as to any noncash payment by persons exercising options.

     4. No Service Commitment. Nothing contained in this Agreement (or in any other documents related to this Agreement) shall confer upon Director any right to continue to serve as a director of the Corporation nor shall interfere in any way with any right of the Corporation to terminate the Director's service as a director, with or without cause. Nothing contained in this Agreement shall influence the construction or interpretation of the Corporation's Articles of Incorporation or Bylaws regarding service on the Board.

     5. Effect of Termination of Service. If the Director dies or becomes disabled while serving as a director, the Option shall immediately become and shall remain fully exercisable for twelve (12) months after the date the Director becomes disabled or dies or until the expiration of the stated term of this Option, whichever first occurs, and shall thereafter terminate. If the Director's services as a member of the Board terminate for any other reason, then any portion of this Option which is not then exercisable shall terminate and any portion of this Option which is then exercisable may be exercised for three (3) months after the date of such termination (provided that if the Director dies or becomes disabled during such period, then such period shall be extended an additional twelve (12) months) or until the expiration of the stated term, whichever first occurs, and shall thereafter terminate.

     6. Termination of Option Under Certain Events. The Option to the extent not previously exercised shall terminate upon an event or transaction which the Corporation does not survive provided that (1) the Director shall have at least ten (10) days advance notice of any such termination, and the Director shall have had the right prior to or simultaneously with the consummation of the event or other transaction to exercise this Option, or
     (2) the Board (or the terms of such transaction) shall have provided for and the stockholders shall have approved an adjustment pursuant to the provisions of Section 8 below of the securities or other property deliverable upon exercise of the Option, to the extent then exercisable in accordance with the terms hereof or by acceleration similarly approved.

     7. Non-Transferability of Option. This Option may be exercised only by, and shares issuable pursuant to this Option shall be paid only to the Director or, if the Director has died, the Director's beneficiary or, if the Director has suffered a disability, the Director's personal representative, if any, or if there is none, the Director or (to the extent permitted by applicable law and Rule 16b-3 under the Securities and Exchange Act of 1934) to a third party pursuant to such conditions and procedures as the Board of Directors of the Corporation may establish. Other than by will or the laws of descent and distribution or pursuant to an exception (by rule or interpretation) to transfer restrictions under Rule 16b-3, no right or benefit under this Option shall be transferrable by the Director or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. The Director's designation of a beneficiary shall not constitute a transfer for these purposes.

     8. Adjustments. If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or a sale of substantially all of the assets of the Corporation as an entirety, the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable (1) proportionately adjust any and all of (a) the number, amount and type of shares of Common Stock subject to this Option, (b) the vesting provisions of this Option, and (c) the exercise price of this option, or (2) in the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a substitution or exchange of this Option or for a change in the Common Stock deliverable upon exercise of this Option, based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria and (ii) such adjustment is consistent with adjustments to comparable options (if any) held by persons other than directors of the Corporation.

     9. Compliance with Laws. This Option and the issuance and delivery of shares of Common Stock pursuant this Option are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Option shall be subject to such restrictions, and the Director shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

     10. Modification or Cancellation. Any modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by both parties.

     11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office, to the attention of the Corporate Secretary and to the Director at the address given beneath the Director's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

     12. Director not a Shareholder. Neither the Director nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock not actually issued and delivered to him prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

     13. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation except to the extent the Board determines otherwise.

     14. Laws Applicable to Construction. The Option has been granted, executed and delivered as of the day and year first above written, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of Delaware.

     15. Stockholder Approval. Notwithstanding anything else contained herein to the contrary, this Agreement and the Option granted hereunder are subject to stockholder approval in accordance with the Corporation's By-Laws and applicable law.

     16. Plan. The Option is subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of Articles I, IV, V and VI of the Plan. The Director acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand.

                                   HONDO OIL & GAS COMPANY
                                   (a Delaware corporation)



                                   By_________________________
                                   Title_________________


                                   DIRECTOR

                                   ___________________________
                                   (Signature)

                                   ___________________________
                                   (Print Name)

                                   ___________________________
                                   (Address)

                                   ___________________________
                                   (City, State, Zip Code)

                                  CONSENT OF SPOUSE


     In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by Hondo Oil & Gas Company, I, ____________________, the spouse of the Director herein named, do hereby join with my spouse in executing the foregoing Nonqualified Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof.



     DATED: _______________, 19 _.      __________________________
                                        Signature of Spouse